Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The table below sets forth the unaudited pro forma condensed consolidated balance sheet for Harrow Health, Inc. (the “Company”) as of December 31, 2020 giving effect to:

(i) the sale of a portion of the Company’s investment in the common stock of Eton Pharmaceuticals, Inc., net of costs, which sale closed on April 12, 2021;

(ii) the forgiveness of the Company’s Paycheck Protection Program Loan effective March 30, 2021;

(iii) the sale of $55.0 million aggregate principal amount of 8.625% Senior Notes due 2026, after deducting underwriting discounts and commissions, the structuring fee and estimated offering expenses payable by the Company;

(iv) repayment of borrowings under the Company’s Loan Agreement with SWK Funding LLC and the other lenders party thereto, effective April 30, 2021; and

(v) the sale of 440,000 shares of the Company’s Series B Cumulative Preferred Stock, which sale closed on May 5, 2021.

The unaudited pro forma condensed consolidated balance sheet reflects the transactions described above as if such events occurred on December 31, 2020.

The unaudited pro forma condensed consolidated balance sheet has been prepared under U.S. GAAP. The adjustments necessary to fairly present the unaudited pro forma condensed consolidated balance sheet have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated balance sheet is for illustrative purposes only and does not purport to represent what our financial position would have been had the events noted above in fact occurred on the assumed date. Accordingly, the unaudited pro forma condensed consolidated balance sheet should not be used to project our financial position on any future date.

The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the accompanying notes and the consolidated financial statements and notes thereto of the Company included in our filings with the Securities and Exchange Commission.

HARROW HEALTH, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2020
(IN THOUSANDS)

	Actual as of December 31, 2020	Adjustments		As Adjusted as of December 31, 2020
	(UNAUDITED)
ASSETS
Current Assets
Cash and cash equivalents, including restricted cash of $200	$4,301	$56,858	(a)(c)(d)(e)	$61,159
Investments in Eton Pharmaceuticals	28,455	(12,341)	(a)	16,114
Accounts receivable, net	2,662			2,662
Inventories	3,962			3,962
Prepaid expenses and other current assets	751			751
Total current assets	40,131	44,517		84,648
Property, plant and equipment	4,453			4,453
Operating lease right-of-use assets	6,799			6,799
Intangible assets, net	1,939			1,939
Investment in Surface Ophthalmics	1,314			1,314
Investment in Melt Pharmaceuticals	2,506			2,506
Goodwill	332			332
TOTAL ASSETS	57,474	44,517		101,991
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,932			$3,932
Accrued payroll and related liabilities	2,315			2,315
Deferred revenue and customer deposits	66			66
Current portion of Paycheck Protection Program loan payable	1,259	(1,259)	(b)	-
Current portion of loan payable, net of unamortized debt discount	2,639	(2,639)	(d)	-
Current portion of operating lease liabilities	580			580
Current portion of finance lease obligations	8			8
Total current liabilities	10,799	(3,898)		6,901
Operating lease liabilities, net of current portion	6,652			6,652
Finance lease obligations, net of current portion	17			17
Accrued expenses, net of current portion	800	(800)	(d)	-
Paycheck Protection Program loan payable, net of current portion	708	(708)	(b)	-
Loan payable, net of current portion and unamortized debt discount	11,670	(11,670)	(d)	-
8.625% Senior Notes due 2026, net of debt discount	-	52,000	(c)	52,000
TOTAL LIABILITIES	30,646	34,924		65,570
STOCKHOLDERS’ EQUITY
Series B Cumulative Preferred Stock, $0.001 par value	-	440	(e)	440
Common stock, $0.001 par value	26			26
Additional paid-in capital	104,557	10,130	(e)	114,687
Accumulated deficit	(77,400)	(977)	(a)(b)(d)	(78,377)
TOTAL HARROW HEALTH STOCKHOLDERS’ EQUITY	27,183	9,593		36,776
Noncontrolling interests	(355)			(355)
TOTAL EQUITY	26,828	9,593		36,421
TOTAL LIABILITIES AND EQUITY	$57,474	44,517		$101,991

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

HARROW HEALTH, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(dollar amounts in thousands)

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2020 is based on the historical consolidated balance sheet of Harrow Health, Inc. (the “Company”) as of December 31, 2020, after giving effect to: (i) the sale of a portion of the Company’s investment in the common stock of Eton Pharmaceuticals, Inc. (“Eton”) net of costs, which sale closed on April 12, 2021; (ii) the forgiveness of the Company’s Paycheck Protection Program (“PPP”) Loan effective March 30, 2021; (iii) the sale of $55,000 aggregate principal amount of 8.625% Senior Notes due 2026, after deducting underwriting discounts and commissions, the structuring fee and estimated offering expenses payable by the Company; (iv) repayment of borrowings under the Company’s Loan Agreement with SWK Funding LLC and the other lenders party thereto, effective April 30, 2021; and (v) the sale of 440,000 shares of the Company’s Series B Cumulative Preferred Stock, which sale closed on May 5, 2021 (collectively, the “Recent Transactions”), and the assumptions, reclassifications and adjustments described in these notes to the unaudited pro forma condensed consolidated balance sheet.

Significant assumptions and estimates have been made in determining the costs and net proceeds from the Recent Transactions in the unaudited pro forma condensed consolidated balance sheet. These preliminary estimates and assumptions are subject to change as the Company finalizes the calculations related to the Recent Transactions. These changes could result in material variances between the Company’s future consolidated financial position and the amounts presented in the unaudited pro forma condensed consolidated balance sheet, including variances in values recorded, as well as expenses and cash flows associated with these items.

Accounting Period Presented

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2020 is presented as if the Recent Transactions occurred on December 31, 2020.

NOTE 2. PRO FORMA AND RECLASSIFICATION ADJUSTMENTS

Pro forma adjustments are made to reflect the estimated amounts related to the Recent Transactions. The following describes the pro forma adjustments related to the Recent Transactions made in the accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2020, giving effect to the Recent Transactions as if they had occurred on December 31, 2020:

(a)	To reflect the cash paid to the Company in connection with the sale of a portion of the Company’s investment in the common stock of Eton ($10,626) less underwriting discounts, commissions, and other transaction costs ($838) and realized loss on sale of the investment ($1,715).

(b)	To reflect the forgiveness of the Company’s PPP Loan ($1,967).

(c)	To reflect the sale of $55,000 aggregate principal amount of 8.625% Senior Notes due 2026, after deducting underwriting discounts and commissions, the structuring fee and estimated offering expenses payable by the Company ($3,000).

(d)	To reflect repayment of borrowings, including exit fee, under the Company’s Loan Agreement with SWK Funding LLC and the other lenders party thereto, effective April 30, 2021 ($15,500) and amortization of remaining debt discount ($391).

(e)	To reflect the net proceeds from the sale of 440,000 shares of the Company’s Series B Cumulative Preferred Stock ($10,570), which sale closed on May 5, 2021.